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[LOGO] BANK OF AMERICA                                AMENDMENT TO DOCUMENTS
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AMENDMENT NO. 1 TO BUSINESS LOAN AGREEMENT

     This amendment No. 1 (the "Amendment") dated as of September 13,1995, is between Bank of America National Trust and Savings Association (the "Bank") and IMPCO Technologies, Inc. (the "Borrower").

RECITALS
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     A.  The Bank and the Borrower entered into a certain Business Loan
Agreement dated as of September 28, 1994 (the "Agreement").

     B.  The Bank and the Borrower desire to amend the Agreement.

AGREEMENT
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     1. DEFINITIONS.  Capitalized term used but not defined in this Amendment shall have the meaning given to them in the Agreement.

     2. AMENDMENTS.  The Agreements is hereby amended as follows:

        2.1 The heading of Section 1. of the Agreement is amended to read as "FACILITY NO. 1: LINE OF CREDIT AMOUNT AND TERMS".

        2.2 In Paragraph 1.1(a) of the Agreement, the words "(the "Facility No,. 1 commitment")" are substituted for the words "(the "Commitment")".

        2.3 In Paragraph 1.1(c) of the Agreement, the works "to exceed the Facility No. 1 commitment" are substituted for the words "to exceed the Commitment".

        2.4 In Paragraph 1.2 of the Agreement, the date "August 31, 1997" is substituted for the date "August 31, 1996" and the words "(the "Facility No. 1 Expiration Date")" are substituted for the words "(the "Expiration Date")".

        2.5 Paragraph 1.3(a) of the Agreement is amended to read in its entirety as follows:

             (a) Unless the Borrower elects an optional interest rate as described below, the interest rate is the Bank's Reference Rate.

        2.6 In Paragraph 1.4(b) and (c) of the Agreement, the words "the Facility No. 1 Expiration Date" are substituted for the words "the Expiration Date".

        2.7 Paragraph 1.6 of the Agreement is amended to read in its entirety as follows:

             1.6 Offshore Rate. The Borrower may elect to have all or portions of the principal balance of the line of credit bear interest at the Offshore rate plus 1.50 percentage points.

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Designation of an Offshore Rate portion is subject to the following requirements:

(a) The interest period during which the Offshore Rate will be in effect will be no shorter than 30 days and no longer than one year. The last day of the interest period will be determined by the Bank using the practices of he offshore dollar inter-bank market.

(b) Each Offshore Rate portion will be for an amount not less than Two Hundred Fifty Thousand Dollars ($250,000).

(c) The "Offshore Rate" means the interest rate determined by the following formula, rounded upward to the nearest 1/100 of one percent. (All amounts in the calculation will be determined by the Bank as of the first day of the interest period.)

      Offshore Rate =          Grand Cayman Rate
                          ---------------------------
                          (1.00 - Reserve Percentage)


      Where,

      (i) "Grand Cayman Rate" means the interest rate (rounded upward to the nearest 1/16th of one percent) at which the Bank's Grand Cayman Branch, Grand Cayman, British West Indies, would offer U.S. dollar deposits for the applicable interest period to other major banks in the offshore dollar inter-bank markets.

      (ii) "Reserve Percentage" means the total of the maximum reserve percentages for determining the reserves to be maintained by member banks of the Federal Reserve Board Regulation, rounded upward to the nearest 1/100 of one percent. The percentage will be expressed as a decimal, and will include, but not be limited to, marginal, emergency, supplemental, special, and other reserve percentages.

(d) The Borrower may not elect an Offshore Rate with respect to any portion of the principal balance of the line of credit which is scheduled to be repaid before the last day of the applicable interest period.

(e) Any portion of the principal balance of the line of credit already bearing interest at the Offshore Rate will not be converted to a different rate during its interest period.

(f) Each prepayment of an Offshore rate portion, whether voluntary, by reason of acceleration or otherwise, will be accompanied by the amount of accrued interest on the amount prepaid, and a prepayment fee equal to the amount (if any) by which

     (i) the additional interest which would have been payable on the amount prepaid had it not been paid until the last day of the interest period, exceeds

     (ii) the interest which would have been recoverable by the Bank by placing the amount prepaid on deposit in the offshore dollar market for a period starting on the date on which it was prepaid and ending on the last day of the interest period for such portion.

(g) The Bank will have no obligation to accept an election for an Offshore Rate portion if any of the following described events has occurred and is continuing.

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     (i)   Dollar deposits in the principal amount, and for periods equal to the interest period, of an Offshore Rate portion are not available in the offshore Dollar inter-bank markets; or

     (ii) the Offshore Rate does not accurately reflect the cost of an Offshore Rate portion.

        2.8 In Paragraph 1.7 of the Agreement, the words "the Facility 1 Expiration Date" are substituted for the words "the Expiration Date".

        2.9 A new Paragraph 1.8 is added to the Agreement, which reads in its entirety as follows:

             "1.8 FACILITY NO. 2: TERM LOAN AMOUNT AND TERMS"

             1.8(A)   Loan Amount.  The Bank agrees to provide a term loan to
the Borrower in the amount of Two Million Fifty Thousand Dollars ($2,050,000) (the 'Facility No. 2 Commitment').

             1.8(B)   Availability Period.  The loan is available in one
disbursement from the Bank between the date of this Agreement and October 31, 1995, unless the Borrower is in default.

             1.8(C)   Interest Rate.  Unless the Borrower elects an optional
interest rate as described below, the interest rate is the Bank's Reference
Rate.

             1.8(D)   Repayment Terms.

             (a) The Borrower will pay all accrued but unpaid interest on November 30, 1995, and then monthly thereafter and upon payment in full of the principal of the loan.

             (b) The Borrower will repay the principal amount outstanding as of October 31, 1995 in twenty (20) equal successive quarterly installments starting November 30, 1995.
                  On August 31, 2000, the Borrower will repay the remaining principal balance plus any interest then due.

             (c) The Borrower may prepay the loan in full or in part at any time. The prepayment will be applied to the most remote installment of principal due under this Agreement.

             1.8(E)   Optional Interest Rates.  Instead of the interest rate
based on the Bank's Reference Rate, the Borrower may elect to have all or portions of the loan bear interest at the rate(s) described below during an interest period agreed to by the Bank and the Borrower. Each interest rate is a rate per year. Interest will be paid on the last day of each interest period, and on the last day each month during the interest period. At the end of any interest period, the interest rate will revert to the rate based on the Reference Rate, unless the Borrower has designated another optional interest rate for the portion.

             1.8(F)   Offshore Rate.  The Borrower may elect to have all or
portions of the principal balance of the loan bear interest at the Offshore Rate plus 1.50 percentage points.

Designation of an Offshore Rate portion is subject to the following requirements:

(a) The interest period during which the Offshore Rate will be in effect will be no shorter than 30 days and no longer than one year. The last day of the interest period will be determined by the Bank using the practices of the offshore dollar inter-bank market.

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(b)  Each Offshore Rate portion will be for an amount not less than Two
     Hundred Fifty Thousand Dollars ($25O,OOO).

(c) The "Offshore Rate" means the interest rate determined by the following formula, rounded upward to the nearest 1/100 of one percent. (All amounts in the calculation will be determined by the Bank as of the first day of the interest period.).


     Offshore Rate =           Grand Cayman Rate
                          ---------------------------
                          (1.00 - Reserve Percentage)


     Where,

     (i) "Grand Cayman Rate" means the interest rate (rounded upward to the nearest 1/16th of one percent) at which the Bank's Grand Cayman Branch, Grand Cayman, British West Indies, would offer U.S. dollar deposits for the applicable interest period to other major banks in the offshore dollar inter-bank market.

     (ii) "Reserve Percentage" means the total of the maximum reserve percentages for determining the reserves to be maintained by member banks of the Federal Reserve System for Eurocurrency Liabilities, as defined in the Federal Reserve Board Regulation D, rounded upward to the nearest 1/100 of one percent. The percentage will be expressed as a decimal, and will include, but not be limited to, marginal, emergency, supplemental, special, and other reserve percentages.

(d) The Borrower may not elect an Offshore Rate with respect to any portion of the principal balance of the loan which is scheduled to be repaid before the last day of the applicable interest period.,

(e) Any portion of the principal balance of the loan already bearing interest at the Offshore Rate will not be converted to a different rate during its interest period.

(f) Each prepayment of an Offshore Rate portion, whether voluntary, by reason of acceleration or otherwise, will be accompanied by the amount of accrued interest on the amount prepaid; and a prepayment fee equal to the amount (if any) by which:

     (i) the. additional interest which would have been payable on the amount prepaid had it not been paid until the last day of the interest period, exceeds

     (ii) the interest which would have been recoverable by the Bank by placing the amount prepaid on deposit in the offshore dollar market for a period starting on the date on which it was prepaid and ending on the last day of the interest period for such portion.



(g) The Bank will have no obligation to accept an election for an Offshore Rate portion if any of the following described events has occurred and is continuing:

     (i) Dollar deposits in the principal amount, and for periods equal to the interest period, of an Offshore Rate portion are not available in the offshore Dollar inter-bank markets; or

     (ii) the Offshore Rate does not accurately reflect the cost of an Offshore Rate portion.

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             1.8(G)   LIBOR Rate.  The Borrower may elect to have all or
portions of the principal balance of the line of credit bear interest at the LIBOR Rate plus 1.50 percentage points.

Designation of a LIBOR Rate portion is subject to the following requirements:

(a) The interest period during which the LIBOR Rate will be in effect will be 30, 60, 90, 180 or 365 days. The last day of the interest period will be determined by the Bank using the practices of the London inter-bank market.

(b) Each LIBOR Rate portion will be for an amount not less than Two Hundred Fifty Thousand Dollars ($250,000).

(c) The Borrower shall irrevocably request a LIBOR Rate portion no later than 9:00 a.m. San Francisco time three (3) banking days before the commencement of the interest period.

(d) The "LIBOR Rate" means the interest rate determined by the following formula, rounded upward to the nearest 1/100 of one percent. (All amounts in the calculation will be determined by the Bank as of the first day of the interest period.)


     LIBOR Rate =                London Rate
                         ---------------------------
                         (1.00 - Reserve Percentage)


Where,

     (i) "London Rate" means the interest rate (rounded upward to the nearest 1/16th of one percent) at which the Bank's London Branch, London, Great Britain, would offer U.S. dollar deposits for the applicable interest period to other major banks in the London inter-bank market at approximately 11:00 a.m. London time two
          (2) banking days before the commencement of the interest period.

     (ii) "Reserve Percentage" means the total of the maximum reserve percentages for determining the reserves to be maintained by member banks of the Federal Reserve System for Eurocurrency Liabilities, as defined in Federal Reserve Board Regulation D, rounded upward to the nearest, 1/100 of one percent. The percentage will be expressed as a decimal, and will include, but not be limited to, marginal, emergency, supplemental, special, and other reserve percentages.

(e) The Borrower may not elect a LIBOR Rate with respect to any principal amount which is scheduled to be repaid before the last day of the applicable interest period.

(f) Any portion of the principal balance already bearing interest at the LIBOR Rate will not be converted to a different rate during its interest period.

(g) Each prepayment of a LIBOR Rate portion, whether voluntary, by reason of acceleration or otherwise, will be accompanied by the amount of accrued interest on the amount prepaid and a prepayment fee as described below. A "prepayment" is a payment of an amount on a date earlier than the scheduled payment date for such amount as required by this Agreement. The prepayment fee shall be equal to the amount,(if any) by which:

     (i) the additional interest which would have been payable during the interest period on the amount prepaid had it not been prepaid, exceeds

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     (ii)  the interest which would have been recoverable by the Bank by placing the amount repaid on deposit in the London inter-bank market for a period starting on the date on which it was prepaid and ending on the last day of the interest period for such portion (or the scheduled payment date for the amount prepaid, if earlier).

(h) The Bank will have no obligation to accept an election for a LIBOR Rate portion if any of the following described events has occurred and is continuing:

     (i) Dollar deposits in the principal amount, and for periods equal to the interest period, of a LIBOR Rate portion are not available in the London inter-bank market; or

     (ii) the LIBOR Rate does not accurately reflect the cost of a LIBOR Rate portion.

        2.10 In Paragraph 2.1 of the Agreement, the words "the Facility No. 1 Commitment" are substituted for the words "the Commitment".

        2.11 Paragraph 4.4(a) of the Agreement is amended to read in its entirety as follows:

               "(a) The Borrower agrees that the Bank will debit the Borrower's deposit account number 12331-16650 (the "Designated Account") on the date each payment of principal, interest and any fees from the Borrower becomes due (the "Due Date"). If the Due Date is not a banking day, the Designated Account will be debited on the next banking day."

        2.12 Paragraph 4.5 of the Agreement is amended by adding to the end of the paragraph the following sentence:

        "For amounts bearing interest at a LIBOR Rate, a banking day is a day other than a Saturday or a Sunday on which the Bank is open for business in California, New York and London and dealing in offshore dollars."

        2.13 In Paragraph 5.6 of the Agreement, the amount "Ten Million Fifty Thousand Dollars ($10,050,000)" is substituted for the amount "Eight Million Dollars ($8,000,000)".

        2.14 In the first sentence of Paragraph 7.1 of the Agreement, the words "the Facility No. 1 Commitment" are substituted for the words "the credit" and the following sentence is added.

        "To use the proceeds of the Facility No. 2 Commitment only for the acquisition of a 51% ownership in Technisch Bureau Media BV and related acquisition costs."

        2.15 In Paragraph 7.2(b) of the Agreement, the word "quarterly" is substituted for the word "monthly".

        2.16 In Paragraph 7.4 of the Agreement, the words "Ten Million Dollars ($10,000,000) until April 30, 1996" are substituted for the words "Eight Million Dollars ($8,000,000) until April 30, 1995".

        2.17 In Paragraph 7.5 of the Agreement, the ratio "1.40:1.0" is substituted for the ratio "1.20:1.0".

        2.18 In Paragraph 7.6 of the Agreement, the definition of cash flow coverage ratio is amended in its entirety as follows, "(Net income plus interest expense, depreciation, amortization and other non-cash items less dividends and unfinanced capital expenditures divided by the sum of interest expense plus current portion of long term debt)".

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        2.19  In Paragraph 7.7(d) of the Agreement, the amount "Three Hundred
Thousand Dollars ($300,000)" is substituted for the amount "Two Hundred Thousand Dollars ($200,000)".

        2.20 A new Paragraph 7.7(f) is added to the Agreement, which reads in its entirety as follows:

              "(f) A note payable to Centradas B.V. in the approximate amount of Two Million Six Hundred Sixty Thousand Dollars ($2,660,000)."

        2.21 In Paragraph 7.9 of the Agreement, the words "Facility No. 1 Commitment" are substituted for the words "line of credit".

        2.22 In Paragraph 7.19(e) of the Agreement, the following verbiage is added to the end of the sentence ", with the exception of the purchase of Technisch Bureau Media B.V. and related acquisition costs during the 1996 fiscal year."


     3. CONDITIONS. This Amendment will be effective when the Bank receives the following items, in form and content acceptable to the Bank:

        3.1 Executed Corporate Resolution To Obtain Credit, Corporate Resolution Authorizing Execution of Guaranty and Continuing Guaranty.


     4. EFFECT OF AMENDMENT. Except as provided in this Amendment, all of the terms and conditions of the Agreement shall remain in full force and effect.

        This Amendment is executed as of the date stated at the beginning of this Amendment.



BANK OF AMERICA                               BORROWER
NATIONAL TRUST AND SAVINGS ASSOCIATION
                                              IMPCO TECHNOLOGIES, INC.


X /s/ Karim Teymourtache
 -------------------------
By:     Karim Teymourtache                    X /s/ Thomas M. Costales
Title:  Vice President                         -------------------------
                                              By:     Thomas M. Costales
                                              Title:  Chief Financial Officer



                                              GUARANTOR

                                              AIRSENSORS, INC.


                                              X /s/ Thomas M. Costales
                                               -------------------------
                                              By:     Thomas M. Costales
                                              Title:  Chief Financial Officer



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